Calculation of Filing Fee Tables
S-8
Circle Internet Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.0001 per share ("Class A common stock") reserved for issuance under the Circle Internet Group, Inc. 2025 Omnibus Incentive Plan	Other	12,114,406	$ 88.42	$ 1,071,155,778.52	0.0001381	$ 147,926.61
2	Equity	Class A common stock reserved for issuance under the Circle Internet Group, Inc. 2025 Employee Stock Purchase Plan	Other	2,422,881	$ 88.42	$ 214,231,138.02	0.0001381	$ 29,585.32
Total Offering Amounts:						$ 1,285,386,916.54		$ 177,511.93
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 177,511.93
Offering Note
[1]	(a) Pursuant to rule 416(a) under the Securities Act of 1933, as amended, this registration statement (the "Registration Statement") shall also cover any additional shares of Class A common stock that become issuable under the Circle Internet Group, Inc. 2025 Omnibus Incentive Plan and the Circle Internet Group, Inc. 2025 Employee Stock Purchase Plan as a result of any stock dividend, stock split, recapitalization, or other similar transaction. (b) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Circle Internet Group, Inc.'s Class A common stock as reported on the New York Stock Exchange on March 3, 2026, a date that is within five business days of the filing of this Registration Statement (c) Rounded up to the nearest cent.

[2]	See footnote 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A